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                                                                    Exhibit 14



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 13, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Prudential National Municipals Fund, Inc. (the "Fund") which is incorporated by reference into the N-14 Registration Statement. We also consent to the use of such report and to the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information of Post-Effective Amendment No. 26 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is incorporated by reference in the N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the use of our report dated June 18, 1998, relating to the financial statements and financial highlights appearing in the April 30, 1998 Annual Report to Shareholders of Prudential Municipal Bond Fund (the "Municipal Bond Fund") which is incorporated by reference in the N-14 Registration Statement. We also consent to the use of such report and the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" included in the Statement of Additional Information of Post-Effective Amendment No. 17 to the registration statement on Form N-1A of the Municipal Bond Fund, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the use of our reports dated October 21, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Report to Shareholders of Prudential Municipal Series Fund, Maryland Series (the "Maryland Series") and Prudential Municipal Series Fund, Michigan Series (the "Michigan Series") which are incorporated by reference in the N-14 Registration Statement. We also consent to the use of such reports and the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" included in the Statement of Additional Information of Post-Effective Amendment No. 36 to the registration statement on Form N-1A of the Prudential Municipal Series Fund, which is incorporated by reference in the N-14 Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
November 20, 1998